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                                                                       Exh. 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (2-76847, 2-81536, 33-26099, 33-30821, 33-48165, 33-52067), Form S-3 (2-91309, 33-47832, 33-59562)
and Form S-4 (33-50563), as amended, of Dresser Industries, Inc. of our report dated February 9, 1994 related to the supplemental consolidated financial statements of Dresser Industries, Inc. which appears on page F-11 of Amendment No. 1 to Current Report on Form 8-K dated January 21, 1994.

/s/PRICE WATERHOUSE
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Price Waterhouse
Dallas, Texas
March 4, 1994